UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
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Alimera Sciences, Inc.
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PRELIMINARY COPY

Alimera Sciences, Inc.
6120 Windward Parkway, Suite 290
Alpharetta, Georgia 30005
NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
TO BE HELD ON NOVEMBER 4, 2019
To the Stockholders of Alimera Sciences, Inc.:
The special meeting of stockholders (the “Special Meeting”) of Alimera Sciences, Inc. (“we,” “us,” or “Alimera”) will be held exclusively online via the Internet on Monday, November 4, 2019, at 9:30 AM Eastern Time. The purposes of the meeting are:
1. To approve a proposal to authorize our board of directors (the “Board”), in its sole and absolute discretion, and without further action of the stockholders, to file an amendment to our restated certificate of incorporation, as amended to the date of this proxy statement (the “Certificate of Incorporation”), to effect a reverse stock split of our issued and outstanding Common Stock, par value $0.01 per share (“common stock”) at a ratio to be determined by the Board, ranging from one-for-five to one-for-30 (the “Reverse Split”), with the Reverse Split to be effected at such time and date, if at all, as determined by the Board in its sole discretion, but no later than May 4, 2020, when the authority granted in this proposal to implement the Reverse Split would terminate (Proposal 1); and
2. To approve an adjournment of the Special Meeting, if necessary and appropriate, as determined by the Board in its sole discretion, to solicit additional proxies if there are insufficient votes at the time of the Special Meeting to approve Proposal 1 or to constitute a quorum (Proposal 2).
The Board has fixed the close of business on September 13, 2019 as the record date (the “record date”) for determining holders of our common stock and our Series A Convertible Preferred Stock entitled to notice of, and to vote at, the Special Meeting or any adjournments or postponements of it.
This Notice of Special Meeting of Stockholders and accompanying proxy statement for the Special Meeting (the “Proxy Statement”) are being distributed or made available to stockholders on or about , 2019.
The Special Meeting will be presented exclusively online at www.virtualshareholdermeeting.com/ALIM2019SM. You will be able to attend the Special Meeting online, vote your shares electronically and submit your questions to management during the Special Meeting by visiting www.virtualshareholdermeeting.com/ALIM2019SM. To attend the Special Meeting, you will need the 16-digit control number included in your proxy card. Instructions on how to attend and participate online, including how to demonstrate proof of stock ownership, are posted at www.virtualshareholdermeeting.com/ALIM2019SM.
Your vote is important. Whether or not you plan to attend the virtual Special Meeting, please vote by telephone or over the Internet, or by completing, signing, dating and returning your proxy card or voting instruction form so that your shares will be represented at the Special Meeting. Instructions for voting are described in the Proxy Statement and proxy card.
IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SPECIAL MEETING OF STOCKHOLDERS TO BE HELD ON NOVEMBER 4, 2019: Alimera’s Notice of Special Meeting of Stockholders and Proxy Statement are available at www.proxyvote.com.
By order of the Board of Directors,

Alpharetta, Georgia    Richard S. Eiswirth, Jr.
Date: , 2019    President and Chief Executive Officer

ALIMERA SCIENCES, INC.
Proxy Statement
For the Special Meeting of Stockholders
To Be Held on November 4, 2019

PRELIMINARY COPY

ALIMERA SCIENCES, INC.
6120 Windward Parkway
Suite 290
Alpharetta, Georgia 30005
(678) 990-5740
PROXY STATEMENT FOR THE
SPECIAL MEETING OF STOCKHOLDERS

INTRODUCTION

Special Meeting of Stockholders
This Proxy Statement and associated proxy card are furnished in connection with the solicitation of proxies to be voted at our Special Meeting, which will be held on Monday, November 4, 2019, at 9:30 AM Eastern Time virtually via the Internet at www.virtualshareholdermeeting.com/ALIM2019SM. (Some of the defined terms used in this Proxy Statement were defined in the preceding Notice of Special Meeting.)
By visiting this website, you may attend the Special Meeting virtually online, vote your shares electronically and submit your questions to management during the Special Meeting.
Notice of Internet Availability
This Proxy Statement is available to stockholders at www.proxyvote.com.
Proposals to be Voted on at the Special Meeting
The following matters are scheduled to be voted on at the Special Meeting:

•
Proposal 1:  To approve a proposal to authorize our Board, in its sole and absolute discretion, and without further action of the stockholders, to file an amendment to our Certificate of Incorporation to effect the Reverse Split of our issued and outstanding common stock at a ratio to be determined by the Board, ranging from one-for-five to one-for-30, and with the Reverse Split to be effected at such time and date, if at all, as determined by the Board in its sole discretion, but no later than May 4, 2020, when the authority granted in this proposal to implement the Reverse Split would terminate; and

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Proposal 2:  To approve an adjournment of the Special Meeting, if necessary and appropriate, as determined by the Board in its sole discretion, to solicit additional proxies if there are insufficient votes at the time of the Special Meeting to approve Proposal 1 or to constitute a quorum.

No cumulative voting rights are authorized, and appraisal or dissenters’ rights are not applicable to these Proposals.

Questions and Answers about the Special Meeting
Please see “Questions and Answers about the Special Meeting” beginning on page 17 for important information about the proxy materials, voting and the Special Meeting.
If you have any questions, require any assistance with voting your shares or need additional copies of this Proxy Statement or voting materials, please contact:
Investor Relations
Alimera Sciences, Inc.
6120 Windward Parkway,
Suite 290
Alpharetta, Georgia 30005
(678) 990-5740

MATTERS TO BE CONSIDERED AT THE SPECIAL MEETING
PROPOSAL 1
APPROVAL OF REVERSE STOCK SPLIT OF OUR COMMON STOCK
General
The Board has unanimously adopted a resolution approving, declaring advisable, and recommending to the stockholders for their approval, a proposal to amend the Certificate of Incorporation to effect the Reverse Split of our common stock at any whole number ratio between, and inclusive of, one-for-five to one-for-30. Approval of this Proposal 1 will grant the Board the authority, without further action by the stockholders, to implement an amendment to the Certificate of Incorporation to effect the Reverse Split (the “Amendment”) no later than May 4, 2020, with the exact exchange ratio and timing of the Reverse Split (if at all) to be determined at the discretion of the Board. The Board’s decision whether or not (and when) to effect the Reverse Split, and at what whole number ratio to effect the Reverse Split, will be based on a number of factors, including market conditions, existing and anticipated trading prices for our common stock and the continued listing requirements of the Nasdaq Global Market. If the Board does not implement the Reverse Split before May 4, 2020, the authority granted in this proposal to implement the Reverse Split would terminate. Further, if the stockholders do not approve this Proposal 1, the Board will not be authorized to effect the Reverse Split.
A sample form of the certificate of amendment relating to this Proposal 1, which we would file with the Secretary of State of the State of Delaware to implement the Reverse Split, is attached to this Proxy Statement as Appendix A.
Nasdaq Notices Regarding Our Failure to Comply with Nasdaq’s “Minimum Bid Price” Requirement
Our common stock trades on the Nasdaq Global Market, which we believe helps support and maintain liquidity for our stock. Companies listed on the Nasdaq Global Market, however, are subject to various rules and requirements imposed by the Nasdaq Stock Market (“Nasdaq”) that a listed company must satisfy to continue having its stock listed on the exchange. One of these standards is the “minimum bid price” requirement, which requires that the bid price of the stock of a listed company be at least $1.00 per share. A listed company risks being delisted and removed from the Nasdaq Global Market if the closing bid price of its stock remains below $1.00 per share for an extended period of time.
We received notice on June 3, 2019 from the Listing Qualifications Department of Nasdaq that as of May 31, 2019, the closing bid price for our common stock on the Nasdaq Global Market had been below $1.00 for 30 consecutive business days and that, as a result, we were not in compliance with the minimum bid price requirement under Nasdaq Listing Rule 5450(a)(1) (“Bid Price Rule”). This is the third notice of noncompliance with the minimum bid price requirement that we have received since June 2018. The notice stated that pursuant to Nasdaq Listing Rule 5810(c)(3)(A), we would have 180 calendar days, until December 2, 2019 (the “Compliance Date”), to regain compliance. For us to regain compliance with the minimum bid price requirement, our common stock must have a closing bid price of $1.00 or more for 10 consecutive business days. Under certain circumstances, however, to ensure that a company can sustain long-term compliance, Nasdaq may require the closing bid price to equal or to exceed the $1.00 minimum bid price requirement for more than 10 consecutive business days before determining that the company complies. Our common stock is continuing to trade on Nasdaq under the symbol ALIM during this 180-day period.
If we do not regain compliance with the Bid Price Rule by the Compliance Date, we may be eligible for an additional 180-calendar day compliance period. To qualify, we would need to transfer the listing of our common stock to the Nasdaq Capital Market, provided that we meet the continued listing requirement for the market value of publicly held shares and all other initial listing standards, with the exception of the Bid Price Rule. To effect such a transfer, we would also need to pay an application fee to Nasdaq and provide written notice to Nasdaq of our intention to cure the deficiency during the additional compliance period.
If we do not regain compliance with the Bid Price Rule by the Compliance Date and we are not eligible for an additional compliance period at that time, Nasdaq will provide written notification to us that our common stock may be delisted. At that time, we may appeal that delisting determination to a Nasdaq Listing Qualifications Panel (the “Panel”). We expect that our common stock would remain listed pending the Panel’s decision. There can be no assurance that, if we do appeal the delisting determination to the Panel, that appeal would be successful.
In addition, we received notice on September 11, 2019 from the Listing Qualifications Department of Nasdaq that as of September 10, 2019, the market value our listed securities had been below $50,000,000 for 30 consecutive business days and that, as a result, we were not in compliance with the minimum market value of listed securities requirement under Nasdaq Listing Rule 5450(b)(2)(A). The notice stated that pursuant to Nasdaq Listing Rule 5810(c)(3)(C), we would have 180 calendar days, until March 9, 2020, to regain compliance. For us to regain compliance with the minimum market value requirement, our common stock must have a market value of $50,000,000 or more for 10 consecutive business days. We are considering how we might regain compliance with this requirement, which could involve transferring the listing of our common stock to the Nasdaq Capital Market if we are able to meet the requirements for doing so, including regaining compliance with the Bid Price Rule through the Reverse Split.
If our common stock is delisted from Nasdaq, the only established trading market for our common stock would be eliminated and we would be forced to list our shares on the OTC Markets or another quotation medium, depending on our ability to meet the specific listing requirements of those quotation systems. As a result, an investor would likely find it more difficult to trade, or to obtain accurate price quotations for, our shares. Delisting would likely also reduce the visibility, liquidity and value of our common stock, including as a result of reduced institutional investor interest in our company, and may increase the volatility of our common stock. Delisting could also cause a loss of confidence of potential industry partners, lenders and employees, which could further harm our business and our future prospects. We believe that effecting the Reverse Split may help us avoid delisting from Nasdaq and any resulting consequences.
Rationale for a Reverse Split
The primary purpose for effecting the Reverse Split is to increase the per-share trading price of our common stock so we can:

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regain compliance with the Bid Price Rule, maintain the listing of our common stock on the Nasdaq Stock Market and avoid a delisting of our common stock from Nasdaq in the future for failing to comply with the Bid Price Rule;

•
broaden the pool of investors that may be interested in investing in our company by attracting new investors who would prefer not to invest, or cannot invest, in shares that trade at lower share prices; and

•	make our common stock a more attractive investment to institutional investors.
In evaluating the Reverse Split, the Board has considered and will continue to consider negative factors associated with reverse stock splits. These factors include the negative perception of reverse stock splits held by many investors, analysts and other stock market participants, including their awareness that the trading prices of the common stock of some companies that have effected reverse stock splits have subsequently declined to pre-reverse stock split levels. In recommending the Reverse Split, the Board determined that it believes the potential benefits of the Reverse Split significantly outweighed these potential negative factors.

Potential Advantages of a Reverse Split
The Board is seeking authority to effect the Reverse Split with the primary intent of increasing the price of our common stock to comply with Nasdaq’s Bid Price Rule. The Board believes that, in addition to increasing the price of our common stock to meet the price criteria for continued listing on Nasdaq, the Reverse Split would also make our common stock more attractive to a broader range of institutional and other investors. Accordingly, for these and other reasons discussed below, we believe that effecting the Reverse Split is in our and our stockholders’ best interests.
The Reverse Split could effectively increase the per-share trading price of our common stock to enable us to regain compliance with the Bid Price Rule, maintain the listing of our common stock on Nasdaq and avoid a delisting of our common stock from Nasdaq in the future. By preserving our Nasdaq Global Market listing, we will have greater flexibility to consider and possibly pursue a wide range of future financing options. We believe being listed on a national securities exchange like the Nasdaq Global Market is valued highly by many investors, particularly institutional investors. A listing on a national securities exchange also has the potential to create better liquidity and reduce volatility for buying and selling shares of our stock, which benefits our current and future stockholders.
In addition, the Board believes that an expected increased stock price could encourage investor interest and improve the marketability of our common stock to a broader range of investors, and thus enhance our liquidity. Because of the trading volatility often associated with low-priced stocks, many brokerage firms and institutional investors have internal policies and practices that either prohibit them from investing in low-priced stocks or tend to discourage individual brokers from recommending low-priced stocks to their customers. Additionally, because brokers’ commissions on low-priced stocks generally represent a higher percentage of the stock price than commissions on higher-priced stocks, the current share price of our common stock may result in an investor paying transaction costs that represent a higher percentage of total share value than would be the case if our share price were higher. The Board believes that the higher share price that may result from the Reverse Split could enable institutional investors and brokerage firms with such policies and practices to invest in our common stock.
Potential Risks from a Reverse Split
We cannot assure that the total market capitalization of our common stock after the implementation of the Reverse Split will be equal to or greater than the total market capitalization before the Reverse Split or that the per-share market price of our common stock following the Reverse Split will increase in proportion to the reduction in the number of shares of our common stock outstanding in connection with the Reverse Split. Also, we cannot assure you that the Reverse Split would lead to a sustained increase in the trading price of our common stock. The trading price of our common stock may change due to a variety of other factors, including our ability to successfully accomplish our business goals, market conditions and the market perception of our business. You should also keep in mind that the implementation of the Reverse Split does not affect the actual or intrinsic value of our business or a stockholder’s proportional ownership in our company (subject to the treatment of fractional shares). If the overall value of our common stock declines after the proposed Reverse Split, however, then the actual or intrinsic value of the shares of our common stock will also proportionately decrease as a result of the overall decline in value.
Further, the Reverse Split may reduce the liquidity of our common stock, given the reduced number of shares that would be outstanding after the Reverse Split, particularly if the expected increase in stock price as a result of the Reverse Split is not sustained. For instance, the proposed Reverse Split may increase the number of stockholders who own odd lots (fewer than 100 shares) of our common stock, creating the potential for those stockholders to experience an increase in the cost of selling their shares and greater difficulty in selling those shares. If we effect the Reverse Split, the resulting per-share stock price may nevertheless fail to attract institutional investors and may not satisfy the investing guidelines of such investors and, consequently, the trading liquidity of our common stock may not improve.
Although we expect the Reverse Split to result in an increase in the market price of our common stock, the Reverse Split may not result in a permanent increase in the market price of our common stock, which would depend on many factors, including general economic, market and industry conditions and other factors described from time to time in the reports we file with the SEC.
Effect of the Reverse Split
If our stockholders approve the Reverse Split and the Board elects to effect the Reverse Split, the number of outstanding shares of common stock will be reduced in proportion to the ratio of the split chosen by the Board (subject to the treatment of fractional shares), while the number of authorized shares of common stock will remain at 150,000,000. As of the effective time of the Reverse Split, we would also adjust and proportionately decrease the number of shares of our common stock reserved for issuance upon exercise of, and adjust and proportionately increase the exercise price of, all options and warrants and other rights to acquire our common stock. We would also proportionately reduce the number of shares that are issuable on vesting of outstanding restricted stock units. In addition, as of the effective time of the Reverse Split, we would adjust and proportionately decrease the total number of shares of our common stock that may be the subject of the future grants under our stock plans.
The Reverse Split would be effected simultaneously for all outstanding shares of our common stock. The Reverse Split would affect all of our stockholders uniformly and would not change any stockholder’s percentage ownership interest in our company (other than as a result of the payment of cash in lieu of fractional shares). We would not issue fractional shares in connection with the Reverse Split. Instead, a stockholder who owns a number of shares not evenly divisible by the Reverse Split ratio would receive cash in lieu of any fractional share resulting from the Reverse Split upon surrender to the transfer agent of any certificates and a properly completed and executed transmittal letter. The Reverse Split would not change the terms of our common stock. The Reverse Split is not intended as, and would not have the effect of, a “going private transaction” covered by Rule 13e-3 under the Securities Exchange Act of 1934 (the “Exchange Act”).
After the effective time of the Reverse Split, our common stock will have a new CUSIP number, which is a number used to identify our equity securities, and investors holding stock certificates with the older CUSIP number will need to exchange them for stock certificates with the new CUSIP numbers by following the procedures described below.
Our common stock is currently registered under Section 12(b) of the Exchange Act, and we are subject to the periodic reporting and other requirements of the Exchange Act. The implementation of the Reverse Split will not affect the registration of our common stock under the Exchange Act, and following the Reverse Split, we would continue to be subject to the periodic reporting requirements of the Exchange Act. Our common stock would continue to be listed on the Nasdaq Global Market under the symbol “ALIM” immediately following the Reverse Split, although it is likely that Nasdaq would add the letter “D” to the end of the trading symbol for a period of 20 trading days after the effective date of the Reverse Split to indicate that the Reverse Split had occurred.
Assuming Reverse Split ratios of 1-for-five, 1-for-10, 1-for-15, 1-for-20, 1-for-25 and 1-for 30, the following table sets forth (a) the number of shares of our common stock that would be issued and outstanding, (b) the number of shares of our common stock that would be reserved for issuance pursuant to outstanding options, warrants and restricted stock units, and (c) the weighted-average exercise price of outstanding options and warrants, each giving effect to the Reverse Split and based on securities outstanding as of September 13, 2019, the record date (without giving effect to the treatment of fractional shares).

	Before Reverse Split	Reverse Split Ratio – 1-for-five	Reverse Split Ratio – 1-for-10	Reverse Split Ratio – 1-for-15	Reverse Split Ratio – 1-for-20	Reverse Split Ratio – 1-for-25	Reverse Split Ratio – 1-for-30
Number of Shares of Common Stock Issued and Outstanding	71,009,400	14,201,880	7,100,940	4,733,960	3,550,470	2,840,376	2,366,980
Number of Shares of Common Stock Reserved for Issuance Pursuant to Outstanding Options, Warrants and Restricted Stock Units	15,769,538	3,153,908	1,576,954	1,051,303	788,477	630,782	525,651
Weighted-Average Exercise Price of Outstanding Options and Warrants	$2.30	$11.50	$22.99	$34.49	$45.99	$57.49	$68.98
If the Board does not implement the Reverse Split before May 4, 2020, the authority granted in this proposal to implement the Reverse Split would terminate.
Our directors and executive officers have no substantial interests, directly or indirectly, in the Reverse Split, except to the extent of their ownership in shares of our common stock and securities convertible or exercisable for our common stock, which shares and securities would be subject to the same proportionate adjustment in accordance with the terms of the Reverse Split as all other outstanding shares of our common stock and securities convertible into or exercisable for our common stock.
Authorized Shares of Common Stock
We are currently authorized under our Certificate of Incorporation to issue up to a total of 160,000,000 shares of capital stock, comprised of 150,000,000 shares of common stock and 10,000,000 shares of preferred stock. A total of 71,009,400 shares of common stock are outstanding. While the Reverse Split would decrease the number of outstanding shares of our common stock, it would not change the number of authorized shares under our Certificate of Incorporation. Consequently, the practical effect of the Reverse Split would be to substantially increase the number of shares of common stock available for issuance under our Certificate of Incorporation. The Board believes that such an increase is in our and our stockholders’ best interests because it would give us greater flexibility to issue shares of common stock in connection with possible future financings, joint ventures and acquisitions as well as under our equity incentive plans and for other general corporate purposes. Although we do not currently have any plans, understandings, arrangements, commitments or agreements, written or oral, for the issuance of the additional shares of common stock that would become available for issuance if the Reverse Split is effected, we believe it would be advantageous in the future to have the shares available for the purposes described above in the future.
By increasing the number of authorized but unissued shares of common stock, the Reverse Split could, under certain circumstances, have an anti-takeover effect, although this is not the intent of the Board. For example, the Board might be able to delay or impede a takeover or transfer of control of our company by causing such additional authorized but unissued shares to be issued to holders who might side with the Board in opposing a takeover bid that the Board determines, in the exercise of its fiduciary duties, is not in the best interests of our company or our stockholders. The Reverse Split could therefore have the effect of discouraging unsolicited takeover attempts. By potentially discouraging initiation of any such unsolicited takeover attempts, the Reverse Split could limit the opportunity for our stockholders to dispose of their shares at the higher price generally available in takeover attempts or that may be available under a merger proposal. The Reverse Split could have the effect of providing the Board with additional means to resist changes that stockholders may wish to make if they are dissatisfied with the conduct of our business, including making it more difficult for stockholders to remove directors. The Board is not aware of any attempt to take control of our company and did not authorize the Reverse Split with the intention of using it as a type of anti-takeover device.
Procedure for Effecting the Reverse Split
If our stockholders approve the Reverse Split and if the Board concludes that the Reverse Split is in the best interests of Alimera and our stockholders on a date no later than May 4, 2020, the Board would cause the Reverse Split to be implemented at a whole number ratio between one-for-five and one-for-30, as selected by the Board in its sole discretion. We would file the Certificate of Amendment with the Secretary of State of Delaware so that it becomes effective at the time the Board determines to be appropriate. The Board may delay effecting the Amendment without resoliciting stockholder approval to any time before May 4, 2020 (if at all). The Amendment would become effective on the date the Certificate of Amendment is filed with the Secretary of State of Delaware or at such later effective date and time as specified in the Certificate of Amendment.
Record and Beneficial Stockholders
If the Reverse Split is implemented, all of our registered holders of common stock who hold their shares electronically in book-entry form with our transfer agent, American Stock Transfer & Trust Company LLC (“AST”), will receive a statement from AST reflecting the number of shares of our common stock registered in their accounts, along with payment in lieu of any fractional shares. No action needs to be taken to receive post-Reverse Split shares and payment in lieu of fractional shares (if any) because the exchange will be automatic. Stockholders holding certificated shares (i.e., shares represented by one or more physical stock certificates) will be requested to exchange their old stock certificate or certificates (“Old Certificates”) for shares held in book-entry form through the Depository Trust Company’s Direct Registration System representing the appropriate number of whole shares of our common stock resulting from the Reverse Split. AST will furnish to stockholders of record upon the effective time of the Reverse Split the necessary materials and instructions for the surrender and exchange of their Old Certificates at the appropriate time. Stockholders will not have to pay any transfer fee or other fee in connection with such exchange. As soon as practicable after the effective time of the Reverse Split, AST will send a transmittal letter to each stockholder advising such holder of the procedure for surrendering Old Certificates in exchange for new shares held in book-entry form and payment in lieu of fractional shares (if any). You would not be able to use your Old Certificates representing pre-split shares for either transfers or deliveries. Accordingly, you must exchange your Old Certificates to effect transfers or deliveries of your shares.
Non-registered stockholders holding common stock through a bank, broker or other nominee should note that such banks, brokers or other nominees may have different procedures for processing the Reverse Split and making payment for fractional shares than those that we would put in place for registered stockholders. If you hold your shares with such a bank, broker or other nominee and if you have questions in this regard, you are encouraged to contact your nominee.
Fractional Shares
No fractional shares of common stock will be issued as a result of the Reverse Split. Instead, in lieu of any fractional shares to which a stockholder of record would otherwise be entitled as a result of the Reverse Split, Alimera will pay cash (without interest) equal to such fraction multiplied by the average of the closing sales prices of the common stock on the Nasdaq Global Market during regular trading hours for the five consecutive trading days immediately preceding the effective date of the Reverse Split (with such average closing sales prices being adjusted to give effect to the Reverse Split). After the Reverse Split, a stockholder otherwise entitled to a fractional interest will not have any voting, dividend or other rights with respect to such fractional interest except to receive payment as described above.

We do not anticipate the aggregate cash amount we pay for fractional interests to be material to us.
Effect on Options, Warrants, Preferred Stock and Other Securities
All outstanding options, warrants, preferred stock and other securities entitling their holders to purchase shares of our common stock would be adjusted as a result of the Reverse Split, as required by the terms of each security. In particular, the conversion ratio for each security would be reduced proportionately, and the exercise price, if applicable, would be increased proportionately, in accordance with the terms of each security and based on the exchange ratio implemented in the Reverse Split. We would also proportionately reduce the number of shares that are issuable on vesting of outstanding restricted stock units.
Accounting Matters
The Reverse Split would not affect the par value of our common stock per share, which would continue to be $0.01 par value per share, while the number of outstanding shares of common stock would decrease in accordance with the Reverse Split ratio (without taking into account the payment of cash in lieu of fractional shares). As a result, as of the effective time of the Reverse Split, the stated capital attributable to common stock on our balance sheet would decrease and the additional paid-in capital account on our balance sheet would increase by an offsetting amount. Following the Reverse Split, reported per share net income or loss would be higher because there would be fewer shares of common stock outstanding, and we would adjust historical per share amounts in our future financial statements.
Discretionary Authority of the Board to Abandon Reverse Split
The Board reserves the right to abandon the Amendment without further action by our stockholders at any time before the effectiveness of the filing with the Secretary of State of Delaware of the Certificate of Amendment, even if our stockholders have authorized the Reverse Split at the Special Meeting. By voting in favor of the Reverse Split, you are expressly also authorizing the Board to determine not to proceed with, and abandon, the Reverse Split, if the Board should so decide.
No Appraisal or Dissenters’ Rights
Neither Delaware law, the Certificate of Incorporation, nor our amended and restated by-laws provide for appraisal or other similar rights for dissenting stockholders in connection with this proposal. Accordingly, our stockholders will have no right to dissent and obtain payment for their shares, and we will not independently provide stockholders with any such right.
Material U.S. Federal Income Tax Consequences of the Reverse Split
The following discussion is a summary of the material U.S. federal income tax consequences of the proposed Reverse Split to U.S. Holders (as defined below) of our common stock. This discussion is based on the Internal Revenue Code of 1986, as amended (the “Code”), U.S. Treasury Regulations promulgated under the Code, judicial decisions and published rulings and administrative pronouncements of the U.S. Internal Revenue Service (the “IRS”), in each case in effect as of the date of this Proxy Statement. These authorities may change or be subject to differing interpretations. Any such change or differing interpretation may be applied retroactively in a manner that could adversely affect a U.S. Holder. We have not sought and will not seek any rulings from the IRS regarding the matters discussed below. There can be no assurance that the IRS or a court will not take a contrary position to that discussed below regarding the tax consequences of the proposed Reverse Split.
For purposes of this discussion, a “U.S. Holder” is a beneficial owner of our common stock who or that, for U.S. federal income tax purposes, is or is treated as:

•	an individual who is a citizen or resident of the United States;

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a corporation (or any other entity or arrangement treated as a corporation for U.S. federal income tax purposes) created or organized under the laws of the United States, any state thereof, or the District of Columbia;

•	an estate, the income of which is subject to U.S. federal income tax regardless of its source; or

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a trust if (1) its administration is subject to the primary supervision of a court within the United States and all of its substantial decisions are subject to the control of one or more “United States persons” (within the meaning of Section 7701(a)(30) of the Code), or (2) it has a valid election in effect under applicable U.S. Treasury regulations to be treated as a United States person.

This discussion is limited to U.S. Holders who hold our common stock as a “capital asset” within the meaning of Section 1221 of the Code (generally, property held for investment). This discussion does not address all U.S. federal income tax consequences relevant to the particular circumstances of a U.S. Holder, including the effect of the Medicare contribution tax on net investment income. In addition, it does not address consequences relevant to U.S. Holders that are subject to special rules, including, without limitation:

•	Financial institutions;

•	Insurance companies;

•	Real estate investment trusts;

•	Regulated investment companies;

•	Grantor trusts;

•	Tax-exempt organizations;

•	Dealers or traders in securities or currencies;

•
U.S. Holders who hold common stock as part of a position in a straddle or as part of a hedging, conversion or integrated transaction for U.S. federal income tax purposes or U.S. holders that have a functional currency other than the U.S. dollar; or

•	U.S. Holders who actually or constructively own 10% or more of our voting stock.
If a partnership (or other entity treated as a partnership for U.S. federal income tax purposes) is the beneficial owner of our common stock, the U.S. federal income tax treatment of a partner in the partnership will generally depend on the status of the partner and the activities of the partnership. Accordingly, partnerships (and other entities treated as partnerships for U.S. federal income tax purposes) holding our common stock and the partners in such entities should consult their own tax advisors regarding the U.S. federal income tax consequences of the proposed Reverse Split to them.
In addition, the following discussion does not address the U.S. federal estate and gift tax, alternative minimum tax, or state, local and non-U.S. tax law consequences of the proposed Reverse Split. Furthermore, the following discussion does not address any tax consequences of transactions effectuated before, after or at the same time as the proposed Reverse Split, whether or not they are in connection with the proposed Reverse Split. This discussion should not be considered as tax or investment advice, and the tax consequences of the proposed Reverse Split may not be the same for all stockholders.
Tax Consequences to Alimera
The proposed Reverse Split is intended to be treated as a “recapitalization” pursuant to Section 368(a)(1)(E) of the Code. As a result, we should not recognize taxable income, gain or loss in connection with the proposed Reverse Split.
Tax Consequences to U.S. Holders
A U.S. Holder generally should not recognize gain or loss upon the proposed Reverse Split for U.S. federal income tax purposes, except with respect to cash received in lieu of a fractional share of our common stock, as discussed below. A U.S. Holder’s aggregate adjusted tax basis in the shares of our common stock received pursuant to the proposed Reverse Split should equal the aggregate adjusted tax basis of the shares of our common stock exchanged therefor (reduced by the amount of such basis that is allocated to any fractional share of our common stock). The U.S. Holder’s holding period in the shares of our common stock received pursuant to the proposed Reverse Split should include the holding period in the shares of our common stock exchanged therefor. U.S. Treasury Regulations provide detailed rules for allocating the tax basis and holding period of shares of common stock surrendered in a recapitalization to shares received in the recapitalization. U.S. Holders of shares of our common stock acquired on different dates and at different prices should consult their tax advisors regarding the allocation of the tax basis and holding period of such shares.
A U.S. Holder that, pursuant to the proposed Reverse Split, receives cash in lieu of a fractional share of our common stock should recognize capital gain or loss in an amount equal to the difference, if any, between the amount of cash received and the portion of the U.S. Holder’s aggregate adjusted tax basis in the shares of our common stock surrendered that is allocated to such fractional share. Such capital gain or loss will be short term if the pre-Reverse Split shares were held for one year or less at the effective time of the Reverse Split and long term if held for more than one year. We will not recognize any gain or loss as a result of the proposed Reverse Split.
A U.S. Holder of our common stock may be subject to information reporting and backup withholding on cash paid in lieu of a fractional share in connection with the proposed Reverse Split. A U.S. Holder of our common stock will be subject to backup withholding if such U.S. Holder is not otherwise exempt and such U.S. Holder does not provide its taxpayer identification number in the manner required or otherwise fails to comply with applicable backup withholding tax rules. Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be refunded or allowed as a credit against a U.S. Holder’s federal income tax liability, if any, provided the required information is timely furnished to the IRS. U.S. Holders of our common stock should consult their own tax advisors regarding their qualification for an exemption from backup withholding and the procedures for obtaining such an exemption.
This discussion is for general information only and is not tax advice. It does not discuss all aspects of U.S. federal taxation that may be relevant to a particular stockholder in light of such stockholder’s circumstances and income tax situation. Accordingly, stockholders should consult their tax advisors with respect to the application of the U.S. federal income tax laws to their particular situations as well as any tax consequences of the proposed reverse stock split arising under the U.S. federal estate or gift tax laws or under the laws of any state, local or non-U.S. taxing jurisdiction or under any applicable income tax treaty.
The Board’s Recommendation
You may vote FOR or AGAINST or ABSTAIN from voting on Proposal 1. For Proposal 1 to be approved, we must receive a FOR vote from the holders of a majority of the votes represented by the outstanding shares of stock entitled to vote on the proposal. Abstentions and broker non-votes (if any) will have the effect of a vote AGAINST the proposal.
The Board unanimously recommends that you vote to approve the Reverse Split by voting FOR Proposal 1.

PROPOSAL 2
APPROVAL TO ADJOURN THE SPECIAL MEETING
General
Proposal 2 (the “Adjournment Proposal”) will be presented to stockholders at the Special Meeting to seek their approval of an adjournment to another time or place, if necessary or appropriate, to solicit additional proxies if there are not sufficient votes at the time of the Special Meeting to approve Proposal 1 or to constitute a quorum.
If, at the Special Meeting, the number of shares present or represented and voting to approve Proposal 1 is not sufficient to approve that proposal, or if a quorum is not present, the Board currently intends to move to adjourn the Special Meeting to enable the Board to solicit additional proxies for the approval of Proposal 1.
In this proposal, we are asking our stockholders to authorize the holder of any proxy solicited by the Board to vote in favor of granting discretionary authority to the Board to adjourn the Special Meeting to another time and place for the purpose of soliciting additional proxies. If the stockholders approve the Adjournment Proposal, the Board could adjourn the Special Meeting and any adjourned session of the Special Meeting and use the additional time to solicit additional proxies, including the solicitation of proxies from stockholders who have previously voted. If the stockholders do not approve the Adjournment Proposal, the Board will lack the authority to adjourn the Special Meeting that stockholder approval of the Adjournment Proposal would provide, but will retain authority to cancel or postpone the Special Meeting and reschedule a new special meeting of stockholders for a later date.
The Board’s Recommendation
For Proposal 2 to be approved, we must receive a FOR vote from the holders of a majority of all those outstanding shares that (a) are present or represented by proxy at the Special Meeting, and (b) are cast either affirmatively or negatively on the Proposal, whether or not a quorum is present. Abstentions and broker non-votes (if any) will not be counted FOR or AGAINST the proposal and will have no effect on the proposal.
The Board unanimously recommends that you vote FOR Proposal 2.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
Overview
The first table below provides information concerning beneficial ownership of our common stock and preferred stock as of the record date by each stockholder, or group of affiliated stockholders, known to us to beneficially own more than 5% of our outstanding common stock and preferred stock.
The second table provides information concerning beneficial ownership of our common stock as of the record date, by:

•	each of our named executive officers;

•	each of our directors; and

•	all of our current executive officers and directors as a group.
The following tables are based upon information supplied by directors, executive officers and principal stockholders; and Schedule 13G, Schedule 13D and Section 16 filings filed with the SEC through the record date. The column in each table entitled “Percentage of Shares of Common Stock Beneficially Owned” is based upon 71,009,400 shares of common stock outstanding as of the record date.
Preferred Stock
We have two authorized and outstanding series of preferred stock: our Series A Convertible Preferred Stock (“Series A Preferred Stock”) and our Series C Convertible Preferred Stock (“Series C Preferred Stock”). In September 2018, we issued the outstanding shares of Series C Preferred Stock in exchange for all of the then outstanding shares of our Series B Convertible Preferred Stock, which we then eliminated from our certificate of incorporation. Because our Series C Preferred Stock is nonvoting, it is not separately listed in columns in the first table, unlike the Series A Preferred Stock, which is voting.
Explanation of Certain Calculations in the Table for 5% Stockholders
The column in the following table entitled “Number of Shares of Common Stock Beneficially Owned” includes shares of common stock issuable upon conversion of shares of Series A Preferred Stock and Series C Preferred Stock. To our knowledge, the stockholders listed in the table beneficially own no other securities or right under which they are entitled to acquire shares of common stock within 60 days of the record date. The column entitled “Percentage of Shares of Common Stock Beneficially Owned” deems the shares of common stock described in the first sentence of this paragraph to be outstanding and to be beneficially owned by the person holding the Series A Preferred Stock or Series C Preferred Stock for the purpose of computing the percentage ownership of the holder of those securities, but those securities are not treated as outstanding for the purpose of computing the percentage ownership of any other person.

Name and Address of Beneficial Owner	Number of Shares of Common Stock Beneficially Owned		Percentage of Shares of Common Stock Beneficially Owned	Number of Shares of Series A Preferred Stock Beneficially Owned	Percentage of Shares of Series A Preferred Stock Beneficially Owned

5% Stockholders (other than our executive officers and directors)
Palo Alto Investors, LLC 470 University Avenue Palo Alto, California 94301	12,036,593	(1)	15.0%	600,000 (8)	100.0%
Armistice Capital LLC 510 Madison Avenue, 7th Floor New York, New York 10022	6,936,000	(2)	9.8%	—	—
Deerfield Management Company, L.P. 780 Third Avenue, 37th Floor New York, NY 10017	16,202,935	(3)	22.8%	—	—
Domain Associates, L.L.C. One Palmer Square Princeton, New Jersey 08542	3,625,838	(4)	5.1%	—	—
venBio Select Advisor LLC 110 Greene Street Suite 800 New York, New York 10012	6,240,000	(5)	8.8%	—	—
Stonepine Capital Management, LLC 919 NW. Bond Street, Suite 204 Bend, Oregon 97703	6,547,774	(6)	9.2%	—	—
UBS Group AG Bahnhofstrasse 45 PO Box CH-8098 Switzerland	4,900,534	(7)	6.9%	—	—

(1)
Based on Schedule 13G/A filed with the SEC on February 14, 2019, represents 129,009 shares of common stock and 323,308 shares of common stock issuable upon conversion of Series A Preferred Stock held by Palo Alto Investors, LLC (“PAI LLC”), as an investment advisor and general partner of other funds; 1,216,657 shares of common stock and 3,476,692 shares of common stock issuable upon conversion of Series A Preferred Stock held by Palo Alto Healthcare Master Fund, L.P. (“Healthcare Master”); 1,668,371 shares of common stock and 5,222,556 shares of common stock issuable upon conversion of Series A Preferred Stock held by Palo Alto Healthcare Master Fund II, L.P. (“Healthcare Master II”). Dr. Patrick Lee and Dr. Anthony Joonkyoo Yun co-manage PAI LLC. PAI LLC, Healthcare Master, Healthcare Master II, Dr. Lee and Dr. Yun (collectively the “PAI Investors”) filed a Schedule 13G jointly, but not as members of a group, and each of them expressly disclaims membership in a group. Each PAI Investor disclaims beneficial ownership, except to the extent of that PAI Investors’ pecuniary interest therein. In addition, the filing of the Schedule 13G jointly by Healthcare Master and Healthcare Master II should not be construed as an admission that any of them is, and each disclaims that it is, a beneficial owner of any of common stock or Series A Preferred Stock. Each share of Series A Preferred Stock is entitled to one vote per share of common stock underlying the Series A Preferred Stock on an as-converted basis based on a deemed conversion price of $2.66 per share, which results in 8,135,593 votes for the Series A Preferred Stock as of the record date.

(2)
Based on Schedule 13G/A filed with the SEC on February 14, 2019, represents 6,936,000 shares held by Armistice Master Capital Fund Ltd. (“Armistice Fund”) and may be deemed to indirectly beneficially owned by Armistice Capital, LLC (“Armistice Capital”) disclaim beneficial ownership of the shares except to the extent of their respective pecuniary interest.

(3)
Based on Schedule 13G/A filed by a group, including James Flynn, with the SEC on February 12, 2019, represents an aggregate of 6,052,935 shares of common stock and 10,150,000 shares of Series C Preferred Stock convertible into 10,150,000 shares of common stock collectively held by (i) Deerfield Special Situations Fund, L.P., Deerfield Private Design Fund II, L.P., Deerfield Private Design International II, L.P., and Deerfield Private Design Fund III, L.P., of which Deerfield Management Company, L.P. is the investment advisor. The provisions of the Series C Preferred Stock restrict its conversion to the extent that, upon such conversion, the number of shares then beneficially owned by the holder and its affiliates and any other person or entities with which such holder would constitute a Section 13(d) “group” would exceed 9.98% of the total number of shares of common stock then outstanding (the “Ownership Cap”). Accordingly, notwithstanding the number of shares reported, the reporting person disclaims beneficial ownership of the shares of common stock issuable upon conversion of the Series C Preferred Stock to the extent beneficial ownership of such shares would cause all reporting persons under the Schedule 13G/A, in the aggregate, to exceed the Ownership Cap.

(4)
Represents 3,590,931 shares held by Domain Partners VI, L.P. and 34,907 shares held by DP VI Associates, L.P. The managing members of One Palmer Square Associates VI, L.L.C., the general partner of Domain Partners VI, L.P. and DP VI Associates, L.P., share voting and investment power with respect to these shares. Brian Halak, Ph.D., a member of the Board, is a member of One Palmer Square Associates VI, LLC, but has no voting or investment power and disclaims beneficial ownership of these shares, except to the extent of his pecuniary interest therein.

(5)
Based on Schedule 13G/A filed with the SEC on February 14, 2019, represents 6,240,000 shares held by venBio Select Advisor LLC (“VenBio”). VenBio provides investment advisory and management services and has acquired these shares solely for investment purposes on behalf of venBio Select Fund LLC, and certain managed accounts. The Schedule 13G/A for these shares was filed by VenBio and Behzad Aghazadeh (“Dr. Aghazadeh”). Dr. Aghazadeh serves as the portfolio manager and controlling person of VenBio. The filing by VenBio and Dr. Aghazadeh of the Schedule 13G/A should not be construed as an admission that VenBio or Dr. Aghazadeh is the beneficial owner of these shares.

(6)
Based on Schedule 13G/A filed with the SEC on February 13, 2019, represents 6,547,774 shares held by Stonepine Capital Management, LLC (the “GP”). The GP is the general partner and investment advisor of investment funds, including Stonepine Capital, L.P. (the “LP” and collectively, the “Funds”). Jon M. Plexico and Timothy P. Lynch are the control persons of the GP. The Funds, Mr. Plexico and Mr. Lynch (the “Filers”) filed their Schedule 13G jointly, but not as members of a group, and each disclaims membership in a group. Each of the Filers disclaim beneficial ownership of these shares, except to the extent of that person’s pecuniary interest therein. In addition, the filing of the Schedule 13G/A by the LP should not be construed as an admission that it is, and it disclaims that it is, a beneficial owner.

(7)	Based on Schedule 13G filed with the SEC on February 14, 2019, represents 4,900,534 shares held by UBS Group AG directly and on behalf of certain subsidiaries.
(8)
Includes 21,500 shares of Series A Preferred Stock held by PAI LLC, 231,200 shares of Series A Preferred Stock held by Healthcare Master and 347,300 shares of Series A Preferred Stock held by Healthcare Master II. For further information regarding PAI Investors, see footnote (1) above.

Explanation of Certain Calculations in the Table for Directors and Named Executive Officers
The column in the following table entitled “Number of Shares of Common Stock Beneficially Owned” includes shares of common stock underlying options to purchase common stock that are currently exercisable or exercisable within 60 days of the record date. To our knowledge, the stockholders listed in the following table, as well as the executive officers included in the group but not specifically named, beneficially own no other securities or right under which they are entitled to acquire shares of common stock within 60 days of the record date. The column entitled “Percentage of Shares of Common Stock

Beneficially Owned” deems the shares of common stock described in the first sentence of this paragraph to be outstanding and to be beneficially owned by the person holding the option to purchase common stock for the purpose of computing the percentage ownership of the holder of those securities, but those securities are not treated as outstanding for the purpose of computing the percentage ownership of any other person.
Because our executive officers and directors do not beneficially own any shares of our preferred stock, the table omits the columns that describe ownership of Series A Preferred Stock.

Name and Address of Beneficial Owner(1)	Number of Shares of Common Stock Beneficially Owned		Percentage of Shares of Common Stock Beneficially Owned
Directors and Named Executive Officers
Richard S. Eiswirth	2,018,237	(2)	2.8%
Kenneth Green, Ph.D.	1,339,974	(3)	1.9%
Brian K. Halak, Ph.D.	3,839,196	(4)	5.4%
Garheng Kong, Ph.D.	196,666	(5)	*
James R. Largent	216,666	(6)	*
C. Daniel Myers	2,835,778	(7)	3.8%
Peter J. Pizzo, III	231,666	(8)	*
John Snisarenko	12,585	(9)	*
Mary T. Szela	56,666	(10)	*
All current directors and executive officers as a group (12 persons)	11,465,377		14.6%

*	Represents beneficial ownership of less than one percent of our outstanding common stock.
(1)	Unless otherwise indicated, the address for each beneficial owner is c/o Alimera Sciences, Inc., 6120 Windward Parkway, Suite 290, Alpharetta, Georgia 30005.
(2)	Includes 1,873,633 shares issuable upon exercise of options exercisable within 60 days of the record date.
(3)	Includes 1,129,870 shares issuable upon exercise of options exercisable within 60 days of the record date.
(4)
Dr. Halak is affiliated with Domain Associates L.L.C. Dr. Halak disclaims beneficial ownership of the shares held by the entities affiliated with Domain Associates referenced in footnote (4) to the table for 5% Stockholders above, except to the extent of his pecuniary interest therein. Includes 1,692 shares owned directly by Dr. Halak and 211,666 shares issuable upon exercise of options exercisable within 60 days of the record date.

(5)	Includes 196,666 shares issuable upon exercise of options exercisable within 60 days of the record date.
(6)	Includes 216,666 shares issuable upon exercise of options exercisable within 60 days of the record date.
(7)	Includes 2,677,102 shares issuable upon exercise of options exercisable within 60 days of the record date.
(8)	Includes 224,166 shares issuable upon exercise of options exercisable within 60 days of the record date.
(9)	Includes 12,585 shares issuable upon exercise of options exercisable within 60 days of the record date.
(10)	Includes 56,666 shares issuable upon exercise of options exercisable within 60 days of the record date.

QUESTIONS AND ANSWERS ABOUT THE SPECIAL MEETING
Why am I receiving these proxy materials?
You received these proxy materials because you owned shares of Alimera common stock or Series A Preferred Stock as of September 13, 2019, the record date for the Special Meeting, and the Board is soliciting your proxy to vote at the Special Meeting. This Proxy Statement describes matters on which we would like you to vote at the Special Meeting. It also gives you information on these matters so that you can make an informed decision.
How do I attend the Special Meeting online?
We will host the Special Meeting exclusively live online. Any stockholder can attend the Special Meeting live online at www.virtualshareholdermeeting.com/ALIM2019SM. To enter the Special Meeting, you will need the 16-digit control number included in your proxy card. Instructions on how to attend and participate online, including how to demonstrate proof of stock ownership, are posted at www.virtualshareholdermeeting.com/ALIM2019SM.
Who is entitled to vote at the Special Meeting?
Only stockholders of record at the close of business on the record date will be entitled to vote at the Special Meeting. On the record date, 71,009,400 shares of our common stock and 600,000 shares of our Series A Preferred Stock were outstanding. All of these outstanding shares are entitled to vote at the Special Meeting on the matters described in this Proxy Statement. Each share of common stock is entitled to one vote. Each share of Series A Preferred Stock is entitled to one vote for each share of common stock into which such share of the Series A Preferred Stock is convertible. In the aggregate, the Series A Preferred Stock is convertible into 8,135,593 shares of common stock, which results in 8,135,593 votes for the Series A Preferred Stock as of the record date. Additionally, 10,150,000 shares of our non-voting Series C Convertible Preferred Stock were outstanding on the record date but are not entitled to vote on any matters presented at the Special Meeting.
In accordance with Delaware law, a list of stockholders entitled to vote at the Special Meeting will be accessible for 10 days before the meeting at our principal place of business, 6120 Windward Parkway, Suite 290, Alpharetta, Georgia 30005, between the hours of 9:00 a.m. and 5:00 p.m. local time. In addition, during the Special Meeting that list of stockholders will be available for examination at www.virtualshareholdermeeting.com/ALIM2019SM.
How do I vote at the Special Meeting?
If on the record date your shares were registered directly in your name with our transfer agent, American Stock Transfer & Trust Company LLC, then you are a stockholder of record. Stockholders of record may vote by using the Internet, by telephone or by mail as described below. Stockholders also may attend the Special Meeting virtually and vote during the Special Meeting.

•
You may vote by using the Internet. The address of the website for Internet voting is www.proxyvote.com. Internet voting is available 24 hours a day and will be accessible until 11:59 p.m. Eastern Time on November 3, 2019, the day before the Special Meeting. Easy-to-follow instructions allow you to vote your shares and confirm that your instructions have been properly recorded.

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You may vote by telephone. The toll-free telephone number is noted on your proxy card. Telephone voting is available 24 hours a day and will be accessible until 11:59 p.m. Eastern Time on November 3, 2019. Easy-to-follow voice prompts allow you to vote your shares and confirm that your instructions have been properly recorded.

•
You may vote by mail. If you choose to vote by mail, simply mark your proxy card, date and sign it, and return it in the postage-paid envelope. Your proxy card must be received by the close of business on November 3, 2019.

When you vote by any of the above methods, you appoint Richard S. Eiswirth, Jr., our Chief Executive Officer, and Christopher S. Visick, our Vice President, General Counsel and Secretary, as your representatives (or proxyholders) at the Special Meeting. By doing so, you ensure that your shares will be voted whether or not you attend the Special Meeting. The proxyholders will vote your shares at the Special Meeting as you have instructed them.
In addition, the proxyholders, in their discretion, are further authorized to vote on other matters that may properly come before the Special Meeting and any adjournments or postponements thereof.
If you hold shares through a bank or broker (i.e., in “street name”), please refer to your proxy card or other information forwarded by your bank or broker to see which voting options are available to you.
The method you use to vote will not limit your right to vote at the Special Meeting if you decide to attend. If you desire to vote at the Special Meeting and hold your shares in street name, however, you must obtain a proxy, executed in your favor, from the holder of record to be able to vote virtually at the Special Meeting.
Can I change my vote after submitting my proxy?
Yes. You can revoke your proxy at any time before the final vote at the Special Meeting. If you are the stockholder of record of your shares, you may revoke your proxy in any one of three ways:

•	You may submit a subsequent proxy by using the Internet, by telephone or by mail with a later date;

•	You may deliver a written notice that you are revoking your proxy to the Secretary of Alimera at 6120 Windward Parkway, Suite 290, Alpharetta, Georgia 30005; or

•	You may attend the Special Meeting virtually and vote your shares at the Special Meeting. Simply attending the Special Meeting without affirmatively voting will not, by itself, revoke your proxy.
If you are a beneficial owner of your shares, you must contact the broker or other nominee holding your shares and follow their instructions for changing your vote.
How many votes do you need to hold the Special Meeting?
Under our amended and restated bylaws, a quorum will be present if the holders of a majority of the voting power of the outstanding shares of Alimera entitled to vote generally in the election of directors is represented in person or by proxy at the Special Meeting. Under Delaware law, if the board of directors of a company so authorizes, stockholders and proxyholders not physically present at a meeting of stockholders may, by means of remote communication, be deemed present in person at a stockholders meeting. The Board has so authorized. On the record date, there were (a) 71,009,400 shares of common stock outstanding and entitled to vote and (b) shares of our outstanding Series A Preferred Stock entitled to 8,135,593 votes in the aggregate. Therefore, for us to have a quorum for Proposal 1, holders of shares of common stock and Series A Preferred Stock representing at least 39,572,497 votes must be represented by stockholders present at the Special Meeting or represented by proxy. The holders of the common stock and the Series A Preferred Stock (on an as converted basis) vote together as a single class on each of the proposals in this Proxy Statement. Our Series C Convertible Preferred Stock is non-voting and is not included for the purposes of the calculations above.

Your shares will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker, bank or other nominee) or if you attend the Special Meeting virtually and vote at that time. Abstentions and broker non-votes will be counted for the purpose of determining whether a quorum is present for the transaction of business.
What matters will be voted on at the Special Meeting?
The following matters are scheduled to be voted on at the Special Meeting:

•
Proposal 1:  To approve a proposal to authorize the Board, in its sole and absolute discretion, and without further action of the stockholders, to file the Amendment to our Certificate of Incorporation to effect a reverse stock split of our issued and outstanding common stock at a ratio to be determined by the Board, ranging from one-for-five to one-for-30, and with such reverse stock split to be effected at such time and date, if at all, as determined by the Board in its sole discretion, but no later than May 4, 2020, when the authority granted in this proposal to implement the Reverse Split would terminate; and

•
Proposal 2:  To approve an adjournment of the Special Meeting, if necessary and appropriate, as determined by the Board in its sole discretion, to solicit additional proxies if there are insufficient votes at the time of the Special Meeting to approve Proposal 1 or to constitute a quorum.

No cumulative voting rights are authorized, and appraisal or dissenters’ rights are not applicable to these matters.
What will happen if I do not vote my shares?
Stockholder of Record: Shares Registered in Your Name. If you are the stockholder of record of your shares and you do not vote by proxy card, by telephone, via the Internet or virtually at the Special Meeting, your shares will not be voted at the Special Meeting.
Beneficial Owner: Shares Registered in the Name of Broker or Bank. Brokers, banks or other nominees who hold shares of our common stock or preferred stock for a beneficial owner in “street name” have the discretion to vote on “routine” proposals when they have not received voting instructions from the beneficial owner at least 10 days prior to the Special Meeting. A broker non-vote occurs when a broker or other nominee does not receive voting instructions from the beneficial owner and indicates on its proxy that it does not have or did not exercise discretionary authority to vote on a particular matter. We have received preliminary guidance from the New York Stock Exchange (“NYSE”), which determines whether matters are “routine” or “non-routine,” that the NYSE would rule that both Proposals 1 and 2 are “routine.” As a result, a broker can vote on the Proposals even if it does not receive instructions from you, so long as it holds your shares in its name.
To ensure that your shares are voted as you intend, we encourage you to provide instructions to your bank or brokerage firm by voting your proxy. This action ensures your shares will be voted at the Special Meeting in accordance with your wishes.
How may I vote for each proposal and what is the vote required for each proposal?
Proposal 1: Approval of reverse stock split of our common stock.
You may vote FOR or AGAINST or ABSTAIN from voting on Proposal 1. For Proposal 1 to be approved, we must receive a FOR vote from the holders of a majority of the votes represented by the outstanding shares of stock entitled to vote on the proposal. Abstentions and broker non-votes (if any) will have the effect of a vote AGAINST the proposal.

Proposal 2: Approval of the Adjournment of the Special Meeting.
You may vote FOR or AGAINST or ABSTAIN from voting on Proposal 2. For Proposal 2 to be approved, we must receive a FOR vote from the holders of a majority of all those outstanding shares that (a) are present or represented by proxy at the Special Meeting, and (b) are cast either affirmatively or negatively on the Proposal. Abstentions and broker non-votes (if any) will not be counted FOR or AGAINST the proposal and will have no effect on the proposal.
How does the Board recommend that I vote?
The Board recommends that you vote FOR Proposals 1 and 2.
What happens if I sign and return my proxy card but do not provide voting instructions?
If you return a signed and dated proxy card without marking any voting selections, your shares will be voted:

•	Proposal 1: FOR the approval of a reverse stock split of our common stock; and

•	Proposal 2: FOR the approval of the adjournment of the Special Meeting.
Could other matters be decided at the Special Meeting?
We do not know of any other matters that may be presented for action at the Special Meeting. The proxyholders, in their discretion, are further authorized to vote on matters that may properly come before the Special Meeting and any adjournments or postponements thereof.
How do I attend the virtual Special Meeting?
We are hosting the Special Meeting exclusively online at www.virtualshareholdermeeting.com/ALIM2019SM. This Proxy Statement includes instructions on how to participate in the Special Meeting and how to vote your shares of our capital stock by attending the virtual Special Meeting via the Internet. You will need to enter the 16-digit control number received with your proxy card to enter the Special Meeting via the online web portal. Instructions on how to attend and participate online, including how to demonstrate proof of stock ownership, are posted at www.virtualshareholdermeeting.com/ALIM2019SM.
Who is paying for this proxy solicitation?
The accompanying proxy is being solicited by the Board. In addition to this solicitation, our officers, directors and employees may solicit proxies in person, by telephone or by other means of communication. Officers, directors and employees will not be paid any additional compensation for soliciting proxies. In addition, we may also retain one or more third parties to aid in the solicitation of brokers, banks and institutional and other stockholders. We will pay for the entire cost of soliciting proxies. We may reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners.
What happens if the Special Meeting is postponed or adjourned?
Unless the polls have closed or you have revoked your proxy, your proxy will still be in effect and may be voted once the Special Meeting is reconvened. However, you will still be able to change or revoke your proxy with respect to any proposal until the polls have closed for voting on that proposal.

How can I find out the results of the voting at the Special Meeting?
Preliminary voting results are expected to be announced at the Special Meeting. Final voting results will be reported on a Current Report on Form 8-K filed with the SEC no later than four business days following the conclusion of the Special Meeting.
How can I find Alimera’s proxy materials on the Internet?
This Proxy Statement is available at our corporate website at www.alimerasciences.com. You also can obtain copies without charge at the SEC’s website at www.sec.gov. Additionally, in accordance with SEC rules, you may access these materials at www.proxyvote.com, which does not have “cookies” that identify visitors to the site.
How do I obtain a separate set of Alimera’s proxy materials if I share an address with other stockholders?
In some cases, stockholders holding their shares in a brokerage or bank account who share the same surname and address and have not given contrary instructions receive only one copy of the Proxy Statement. This practice is designed to reduce duplicate mailings and save printing and postage costs as well as natural resources. If you would like to have a separate copy of the Proxy Statement mailed to you or to receive separate copies of future mailings, please submit your request to the address or phone number that appears on your Proxy Statement or proxy card. We will deliver such additional copies promptly upon receipt of such request.
In other cases, stockholders receiving multiple copies of the Proxy Statement at the same address may wish to receive only one. If you would like to receive only one copy if you now receive more than one, please submit your request to the address or phone number that appears on your proxy card.
Whom should I call if I have any questions?
If you have any questions, would like additional Alimera proxy materials or proxy cards, or need assistance in voting your shares, please contact Investor Relations, Alimera Sciences, Inc., 6120 Windward Parkway, Suite 290, Alpharetta, Georgia 30005 or by telephone at (877) 889-1972.
Can I submit a proposal for inclusion in the proxy statement for the 2020 annual meeting?
Our stockholders may submit proper proposals (other than the nomination of directors) for inclusion in our proxy statement and for consideration at our 2020 annual meeting of stockholders by submitting their proposals in writing to the Secretary of Alimera in a timely manner. To be considered for inclusion in our proxy materials for the 2020 annual meeting of stockholders, stockholder proposals must:

•
be received by the Secretary of Alimera no later than the close of business on December 31, 2019 (which is the 120th day prior to the first anniversary of the date that we released the proxy statement for our 2019 annual meeting); and

•	otherwise comply with the requirements of Delaware law, Rule 14a-8 of the Exchange Act and our amended and restated bylaws.
Unless we receive notice in the foregoing manner, the proxyholders shall have discretionary authority to vote for or against any such proposal presented at our 2020 annual meeting of stockholders. If we change the date of the 2020 annual meeting of stockholders by more than 30 days from the anniversary of the 2019 annual meeting, stockholder proposals must be received a reasonable time before we begin to print and mail our proxy materials for the 2020 annual meeting of stockholders.
Can I submit a nomination for director candidates and proposals not intended for inclusion in the proxy statement for the 2020 annual meeting?
Our stockholders who wish to (a) nominate persons for election to the Board at the 2020 annual meeting of stockholders or (b) present a proposal at the 2020 annual meeting of stockholders, but who do not intend for such proposal to be included in our proxy materials for such meeting, must deliver written notice of the nomination or proposal to Alimera Sciences, Inc., 6120 Windward Parkway, Suite 290, Alpharetta, Georgia 30005, Attention: Secretary no earlier than February 14, 2020 and no later than March 15, 2020. However, if the 2020 annual meeting of stockholders is held earlier than May 20, 2020 or later than July 19, 2020, nominations and proposals must be received no later than the close of business on the later of (a) the 90th day prior to the 2020 annual meeting of stockholders and (b) the 10th day following the day we first publicly announce the date of the 2020 annual meeting. In addition, if the number of directors to be elected to the Board is increased and we do not publicly announce all of the nominees for election or specify the size of the increase by March 5, 2020, then proposals with respect to nominees for any new positions created by the increase in Board size must be delivered to the address listed above no later than the 10th day following such public announcement. The stockholder’s written notice must include certain information concerning the stockholder and each nominee and proposal, as specified in our amended and restated bylaws.
Where can I obtain a copy of Alimera’s amended and restated bylaws?
A copy of our amended and restated bylaw provisions governing the notice requirements set forth above may be obtained by writing to the Secretary of Alimera. A current copy of our amended and restated bylaws is also available at our corporate website at www.alimerasciences.com. Such requests and all notices of proposals should be sent to Alimera Sciences, Inc., 6120 Windward Parkway, Suite 290, Alpharetta, Georgia 30005, Attention: Secretary.
Important Notice Regarding the Availability of Proxy Materials for the Special Meeting to be Held on Monday, November 4, 2019: This Proxy Statement is available online at www.proxyvote.com.

OTHER MATTERS
This Proxy Statement is available at our corporate website at www.alimerasciences.com. You also can obtain a copy without charge at the SEC’s website at www.sec.gov. Additionally, in accordance with SEC rules, you may access this material at www.proxyvote.com, which does not have “cookies” that identify visitors to the site.
In our filings with the SEC, information is sometimes “incorporated by reference.” This means that we are referring you to information that has previously been filed with the SEC and the information should be considered as part of the particular filing. In addition, this Proxy Statement includes several website addresses. These website addresses are intended to provide inactive, textual references only. The information on these websites is not part of this Proxy Statement.
CONTACT FOR QUESTIONS AND ASSISTANCE WITH VOTING
If you have any questions or require any assistance with voting your shares or need additional copies of this Proxy Statement or voting materials, please contact:
Investor Relations
Alimera Sciences, Inc.
6120 Windward Parkway,
Suite 290
Alpharetta, Georgia 30005
It is important that your shares are represented at the Special Meeting. Whether or not you plan to attend the Special Meeting, please vote by using the Internet or by telephone or by signing and returning the enclosed proxy card, so your shares will be represented at the Special Meeting.
The form of proxy card and this Proxy Statement have been approved by the Board and are being mailed or delivered to stockholders by its authority.
The Board of Directors of Alimera Sciences, Inc.
Alpharetta, Georgia
, 2019

Appendix A

CERTIFICATE OF AMENDMENT TO THE
RESTATED CERTIFICATE OF INCORPORATION OF
ALIMERA SCIENCES, INC.

Alimera Sciences, Inc. (the “Corporation”), a corporation organized and existing under the General Corporation Law of the State of Delaware (the “General Corporation Law”), DOES HEREBY CERTIFY:

First: The name of the Corporation is Alimera Sciences, Inc.

Second: The date on which the Certificate of Incorporation of the Corporation was originally filed with the Secretary of State of the State of Delaware is June 4, 2003, under the name of Alimera Sciences, Inc.

Third: That Article IV of the Restated Certificate of Incorporation of the Corporation, as amended (the “Certificate of Incorporation”), is hereby amended by deleting the first paragraph of Article IV in its entirety and inserting the following in lieu thereof:
The Corporation is authorized to issue two classes of stock to be designated common stock (“Common Stock”) and preferred stock (“Preferred Stock”). The number of shares of Common Stock authorized to be issued is one hundred fifty million (150,000,000), par value $0.01 per share, and the number of shares of Preferred Stock authorized to be issued is ten million (10,000,000), par value $0.01 per share. Effective upon this Certificate of Amendment to the Restated Certificate of Incorporation becoming effective pursuant to the General Corporation Law (the “Effective Time”), the shares of Common Stock issued and outstanding or held in treasury immediately prior to the Effective Time (the “pre-Reverse Split Common Stock”) shall be reclassified into a different number of shares of Common Stock (the “post-Reverse Split Common Stock”) such that each five (5) to thirty (30) shares of pre-Reverse Split Common Stock shall, at the Effective Time, be automatically reclassified into one share of post-Reverse Split Common Stock, the exact ratio within the foregoing range to be determined by the Board of Directors before the Effective Time and publicly announced by the Corporation (such reclassification and combination of shares, the “Reverse Split”). The par value of the Common Stock following the Reverse Split shall remain at $0.01 per share. No fractional shares of Common Stock shall be issued as a result of the Reverse Split and, in lieu thereof, upon receipt after the Effective Time by the exchange agent selected by the Corporation of a properly completed and duly executed transmittal letter and, where shares are held in certificated form, the surrender of the stock certificate(s) formerly representing shares of pre-Reverse Split Common Stock, any stockholder who would otherwise be entitled

Appendix A

to a fractional share of post-Reverse Split Common Stock as a result of the Reverse Split, following the Effective Time (after taking into account all fractional shares of post-Reverse Split Common Stock otherwise issuable to such stockholder), shall be entitled to receive a cash payment (without interest) equal to the fractional share of post-Reverse Split Common Stock to which such stockholder would otherwise be entitled multiplied by the average of the closing sales prices of a share of the Corporation’s Common Stock (as adjusted to give effect to the Reverse Split) on The Nasdaq Global Market during regular trading hours for the five (5) consecutive trading days immediately preceding the date this Certificate of Amendment to Certificate of Incorporation is filed with the Secretary of State of the State of Delaware. Each stock certificate that, immediately prior to the Effective Time, represented shares of pre-Reverse Split Common Stock shall, from and after the Effective Time, automatically and without any action on the part of the Corporation or the respective holders thereof, represent that number of whole shares of post-Reverse Split Common Stock into which the shares of pre-Reverse Split Common Stock represented by such certificate shall have been combined (as well as the right to receive cash in lieu of any fractional shares of post-Reverse Split Common Stock as set forth above). Each holder of record of a certificate that represented shares of pre-Reverse Split Common Stock shall be entitled to receive, upon surrender of such certificate, a new certificate representing the number of whole shares of post-Reverse Split Common Stock into which the shares of pre-Reverse Split Common Stock represented by such certificate shall have been combined pursuant to the Reverse Split, as well as any cash in lieu of fractional shares of post-Reverse Split Common Stock to which such holder may be entitled as set forth above, provided that the Corporation may request such stockholder to exchange such stockholder’s certificate or certificates that represented shares of pre-Reverse Split Common Stock for shares held in book-entry form through the Depository Trust Company’s Direct Registration System representing the appropriate number of whole shares of post-Reverse Split Common Stock into which the shares of pre-Reverse Split Common Stock represented by such certificate or certificates shall have been combined. The Reverse Split shall be effected on a record holder-by-record holder basis, such that any fractional shares of post-Reverse Split Common Stock resulting from the Reverse Split and held by a single record holder shall be aggregated.

Fourth: The foregoing amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

Fifth: That this Certificate of Amendment to the Restated Certificate of Incorporation shall be effective as of [●] [a.m.]/[p.m.] New York City time on the [●] day of [●], 20__.

* * * * * * * *

Appendix A

IN WITNESS WHEREOF, this Corporation has caused this Certificate of Amendment to Certificate of Incorporation to be signed by its President and Chief Executive Officer this ____ day of ___________ 20__.

ALIMERA SCIENCES, INC.

By:_______________________________
Richard S. Eiswirth, Jr.
President and Chief Executive Officer

ALIMERA SCIENCES, INC.
6120 WINDWARD PARKWAY
SUITE 290
ALPHARETTA, GA 30005

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting
Go to **www.virtualshareholdermeeting.com/ALIM2019SM**

You may attend the Meeting via the Internet and vote during the Meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

E84762-S90929

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

ALIMERA SCIENCES, INC.

The Board of Directors recommends you vote "FOR" proposals 1 and 2.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

E84763-S90929

ALIMERA SCIENCES, INC.
Special Meeting of Stockholders
NOVEMBER 4, 2019, 9:30 a.m.

This Proxy is solicited on behalf of the Board of Directors for the Special Meeting of Stockholders to be held on November 4, 2019

The undersigned appoints Richard S. Eiswirth, Jr. and Christopher S. Visick, or either of them as shall be in attendance at the Special Meeting of Stockholders, as proxy or proxies, with full power of substitution, to represent the undersigned at the Special Meeting of Stockholders of Alimera Sciences, Inc. (the "Company"), to be held on November 4, 2019, at 9:30 a.m., local time, virtually, via webcast, and at any adjournments or postponements of the Special Meeting, and to vote on behalf of the undersigned as specified in this Proxy all the Common Stock of the Company that the undersigned would be entitled to vote if personally present, upon the matters referred to on the reverse side hereof, and, in their discretion, upon other business as described below. The Special Meeting of Stockholders will be held virtually, webcast only. The undersigned acknowledges receipt of the Notice of the Special Meeting of Stockholders and of the accompanying proxy statement and revokes any proxy heretofore given with respect to such Special Meeting. The votes entitled to be cast by the undersigned will be cast as instructed.

If this Proxy is executed, but no instruction is given, the votes entitled to be cast by the undersigned will be cast "FOR" Proposals 1 and 2, each of which is set forth on the reverse side hereof. The votes entitled to be cast by the undersigned will be cast in the discretion of the Proxy holders on other matters that may properly come before the Special Meeting and any adjournments or postponements thereof.

Continued and to be signed on reverse side